UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 15, 2006
Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street — 37th Floor P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events.
Item 8.01 Other Events.
On September 15, 2006, the Illinois Commerce Commission (ICC) released the results of the descending clock auction competitive bidding process held to supply Commonwealth Edison Company’s (ComEd) entire retail load for 2007. A copy of ComEd’s press release regarding the results of the descending clock auction is attached as Exhibit 99.1 to this Report on Form 8-K.
* * * * *
This combined Form 8-K is being filed separately by ComEd and Exelon Corporation (Exelon) (together, the Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.
Forward-Looking Statements
Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a Registrant include those factors discussed herein, as well as the items discussed in (a) Exelon’s 2005 Annual Report on Form 10-K—ITEM 1A Risk Factors, (b) Exelon’s 2005 Annual Report on Form 10-K—ITEM 8 Financial Statements and Supplementary Data: ComEd—Note 17 and Exelon—Note 20 and (c) other factors discussed in filings with the SEC by ComEd and Exelon. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. Neither ComEd nor Exelon undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

Section 9—Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	ComEd Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH EDISON COMPANY

/s/ Robert K. McDonald
Robert K. McDonald
Senior Vice President, Chief Financial Officer,
Treasurer and Chief Risk Officer

EXELON CORPORATION

/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets, and
Chief Financial Officer
Exelon Corporation
September 15, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	ComEd Press Release